Exhibit 3.1

Bank of Commerce Holdings

~~BOCH Bylaws~~

AMENDED AND RESTATED BYLAWS

OF

BANK OF COMMERCE HOLDINGS,

A CALIFORNIA CORPORATION

bank of commerce | holdings

~~Table of Contents~~

CONTENTS

ARTICLE I	1
Offices	1
Section 1. Principal Executive Office.	1
Section 2. Other Offices.	1
ARTICLE II	1
Meetings of Shareholders	1
Section 1. Place of Meetings.	1
Section 2. Annual ~~Shareholder Meeting~~Meetings	1
Section 3. ~~Notice of Annual Shareholder Meeting~~Special Meetings.	1
Section 4. ~~Special Meetings. 2~~Notice of Meeting of the Shareholders.	1
Section 5. Manner of Giving Notice ~~of Special Meetings~~.	2
Section 6. Advance Notice of Shareholder Business and Nominations.	2
Section 7. Quorum.	~~3~~4
Section ~~7.~~ 8. Adjourned Meeting ~~and Notice~~.	~~3~~4
Section ~~8.~~ 9. Record Date.	~~3~~
~~Section 9. Voting.~~	4
Section 10. Voting Generally.	5
Section 11. Cumulative Voting for Directors.	5
Section 12. Proxies.	5
Section ~~11. Validation of Defectively Called or Noticed Meetings.5~~ 13. Waiver of Notice or Consent by Absent Shareholders.	6
Section ~~12.~~ 14. Shareholder Action by Written Consent Without Meeting.	~~5~~6
Section ~~13.~~ 15. Notice of Action Taken by Written Consent Without Meeting.	6
Section 16. Inspectors of Election.	~~6~~7
ARTICLE III	7
Board of Directors	7
Section 1. Powers.	7
Section 2. Number and Qualification of Directors.	7
Section 3. Election~~,~~ and Term of Office ~~and Retirement. 7~~of Directors.	8
Section 4. Vacancies; Resignation.	8
Section 5. Time and Place of Meetings.	8
Section 6. Notice of Special Meetings.	~~8~~9
Section 7. Waiver of Notice.	9

Section 8. Action at a Meeting: Quorum and Required Vote.	9
Section ~~8.~~ 9. Action without a Meeting.	9
Section ~~9.~~ 10. Adjourned Meeting and Notice.	~~9~~10
Section ~~10.~~ 11. Fees and Compensation.	~~9~~10
Section ~~11.~~ 12. Appointment of ~~Executive~~Committees; Meetings and ~~Other~~Action of Committees.	~~9~~
~~Section 12. Indemnification of Agents of the Corporation.~~	10
ARTICLE IV	~~12~~11
Officers	~~12~~11
Section 1. Officers.	~~12~~11
Section 2. ~~The Chairman~~Chairperson of the Board.	~~13~~12
Section 3. ~~The~~ President.	~~13~~12
Section 4. Secretary.	12
Section 5. Chief Financial Officer.	13
Section 6. Vice Chairperson of the Board.	13
Section 7. Vice Presidents.	13
Section ~~5. The Secretary.~~	~~13~~
~~Section 6. Chief Financial Officer.~~	~~14~~
~~Section 7.~~ 8. Chief Operating Officer.	~~14~~13
ARTICLE V	14
~~EXECUTION OF CORPORATE INSTRUMENTS, RATIFICATION, AND VOTING OF STOCKS OWNED BY THE CORPORATION 14~~Indemnification of Directors, Officers, Employees and Other Agents	14
Section 1. ~~Execution of Corporate Instruments~~Definitions.	14
Section 2. ~~Ratification by Shareholders~~Indemnification of Agents – Third Party Proceedings.	14
Section 3. ~~Voting of Stocks Owned by~~Indemnification of Agents – Proceedings by or in the Right of the Corporation.	~~15~~14
Section 4. Indemnification Against Expenses.	15
Section 5. Required Determinations.	15
Section 6. Advance of Expenses.	15
Section 7. Enforcement.	15
Section 8. Other Rights to Indemnification.	16
Section 9. Forms of Indemnification Not Permitted.	16
Section 10. Nonapplicability to Fiduciaries of Employee Benefit Plans.	16
Section 11. Insurance.	16
Section 12. Effect of Amendment.	17
Section 13. Settlement of Claims.	17
Section 14. Subrogation.	17

Section 15. No Duplication of Payments.	17
ARTICLE VI	~~15~~17
Execution of Corporate Instruments, Ratification, and Voting of Stocks Owned by the Corporation	17
Section 1. Execution of Corporate Instruments.	17
Section 2. Ratification by Shareholders.	18
Section 3. Voting of Stocks Owned by the Corporation.	18
ARTICLE VII	18
Annual and Other Reports	~~15~~18
ARTICLE ~~VII~~	~~15~~VIII 19
Shares of Stock	~~15~~19
Section 1. Certificated Shares.	19
Section 2. Uncertificated Shares.	19
Section 3. Lost Certificates.	19
ARTICLE ~~VIII~~	~~16~~IX 20
Inspection of Corporate Records	~~16~~20
Section 1. General Records.	~~16~~20
Section 2. Inspection of Bylaws.	~~17~~20
ARTICLE ~~IX~~	~~17~~X 20
Amendments	~~17~~20
Section 1. ~~Power of~~Amendment by Shareholders.	~~17~~20
Section 2. ~~Power~~Amendment by the Board of Directors.	~~17~~21
~~ARTICLE X~~	~~17~~
~~DEFINITIONS~~	~~17~~
ARTICLE XI	~~17~~21
Definitions	21
ARTICLE XII	21
Corporate Seal	~~17~~21
ARTICLE XIII	21
Emergency Bylaws	21
CERTIFICATE OF SECRETARY	23

~~Amended and Restated Bylaws of Bank of Commerce Holdings~~

~~RANDALL S. ESLICK and JAMES A. SUNDQUIST certify that:~~

~~They are the President and Chief Financial Officer, respectively, of Bank of Commerce Holdings, a California corporation.~~

~~The bylaws of Bank of Commerce Holdings are amended and restated to read as follows:~~AMENDED AND RESTATED BYLAWS

OF

BANK OF COMMERCE HOLDINGS~~,~~

A California Corporation

ARTICLE I

Offices

Section 1. Principal Executive Office.

The board of directors of the corporation (the “board”) shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is ~~hereby fixed and~~ located ~~at 1901 Churn Creek Road, Redding,~~outside California ~~96002. The Board of Directors is granted full power and authority to change said principal executive office from one location to another. Any such change shall be noted on these Bylaws by the Secretary, opposite this Section, or this Section may be amended to state the new location.~~and the corporation has one or more business offices in California, the board shall fix and designate a principal business office in California.

Section 2. Other Offices.

~~Other business~~Branch or subordinate offices may ~~at any time~~ be established by the ~~Board of Directors~~board at any time and at any place ~~or places~~ where the corporation is qualified to do business.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meetings.

All meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place, within or ~~without~~outside the State of California~~, specified~~ as may be designated by the ~~Board of Directors~~board.

Section 2. Annual ~~Shareholder Meeting~~Meetings.

The annual meeting of the shareholders shall be held ~~at the time and date in~~ each year ~~fixed~~on a date and at a time designated by the ~~Board of Directors~~board and stated in the notice of meeting sent to each shareholder as provided ~~below. At the~~in Section 4 of this Article II. The date designated by the board shall be within fifteen months after the last annual meeting. At each annual meeting, directors shall be elected, ~~reports of the affairs of the corporation shall be considered,~~ and, except as provided in Section 6 of this Article II, any other business may be transacted that is within the power of the shareholders.

~~Section 3. Notice of Annual Shareholder Meeting.~~Section 3. Special Meetings.

~~Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally by mail or other means of written communication charges prepaid, addressed to such shareholder at the shareholder's address appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice.~~

~~If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given to such shareholder if addressed to the shareholder at the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located.~~

A special meeting of the shareholders for the taking of any action permitted by the shareholders under the California Corporations Code may be called at any time by the board, the chairperson of the board, the president, or by one or more shareholders holding shares entitled to cast, in the aggregate, not less than ten percent of the votes at the meeting.

Section 4. Notice of Meeting of the Shareholders.

All ~~such~~ notices of meetings of the shareholders shall be ~~given to each shareholder entitled thereto~~sent or otherwise given in accordance with Section 5 of this Article II not less than ten ~~(10) days~~ nor more than sixty ~~(60)~~ days before ~~each annual~~the date of the meeting. ~~Any such notice shall be deemed to have been given at the time when delivered personally, or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation shall be prima facie evidence of the giving of the notice.Such~~Shareholders entitled to notice shall be determined in accordance with Section 9 of this Article II. The notice shall specify~~:(a) The~~ the place, ~~the~~ date~~, and the hour of such meeting;(b) Those matters that the Board of Directors~~ and time of the meeting, the means of electronic transmission or electronic video screen communication, if any, by which shareholders may participate in that meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, or (b) in the case of the annual meeting, those matters that the board, at the time of ~~the mailing of~~giving the notice, intends to present for action by the shareholders. ~~(but, subject to the provisions of subsection (d) below, any proper matter may be presented at the meeting for such action);(c)~~ If directors are to be elected, the notice shall include the names of all nominees ~~intended~~whom the board intends, at the time of the notice ~~to be presented by the Board of Directors~~, to present for election~~;~~.

~~(d)~~  The notice shall also state the general nature of ~~a proposal, if any, to take action with respect to approval of (i) a contract or other~~any proposed action to be taken at the meeting to approve any of the following matters:

(a)	A contract or transaction in which a director has a direct or indirect financial interest~~,~~ pursuant to Section 310 of the California Corporations Code ~~California (the “General Corporation Law”), (ii)~~;

(b)	An amendment of the Articles ~~of Incorporation, (iii) a~~under Section 902 of the California Corporations Code;

(c)	A plan of conversion under Section 1152 of the California Corporations Code;

(d)	A reorganization of the corporation ~~as defined in~~pursuant to Section ~~181~~1201 of the ~~General Corporation Law, (iv)~~California Corporations Code;

(e)	A voluntary dissolution under Section 1900 of the ~~corporation, or (v) a~~California Corporations Code; or

(f)

A distribution ~~in~~upon dissolution ~~other than in accordance with the rights of~~that requires approval of the outstanding ~~preferred shares, if any; and~~shares under Section 2007 of the California Corporations Code.

~~(e)      Such other matters, if any, as may be expressly required by statute.~~

~~Section 4. Special Meetings.~~

~~Special meetings of the shareholders for the taking of any action permitted by the shareholders under the General Corporation Law and the Articles of Incorporation of this corporation at any time by the Chairman of the Board (if there be such an officer appointed), by the President, by the Board of Directors, or by one or more shareholders entitled to cast not less than ten percent (10%) of the votes at the meeting.~~

~~Section 5. Notice of Special Meetings.~~Section 5. Manner of Giving Notice.

~~Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the Chairman of the Board (if there be such an officer appointed), President, Vice President or Secretary by any person (other than the Board of Directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty‑five (35) nor more than sixty (60) days after the receipt of the request.~~

~~Except in special cases where other express provision is made by statute, notice of any special meeting of shareholders shall be given in the same manner as for annual meetings of shareholders. In addition to the matters required by Section 3(a) and, if applicable, Section 3(a) of this Article II of these Bylaws, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.~~

Notice of any meeting of the shareholders shall be given either personally, by “electronic transmission by the corporation” (as defined in the California Corporations Code), by first-class mail, or by other means of written communication, charges prepaid, addressed to the shareholder at the address appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no address appears on the corporation’s books or has been given, notice shall be either (a) sent by first-class mail or telegraphic or other written communication to the corporation’s principal executive office, or (b) published at least once in a newspaper of general circulation in the county where the corporation’s principal executive office is located. Notice is deemed to have been given at the time the notice is delivered personally, sent by “electronic transmission by the corporation” (as defined in the California Corporations Code), deposited in the mail, or sent by other means of written communication.

If any notice or report addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the document to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such notices and reports are made available to the shareholder on written demand at the principal executive office of the corporation for a period of one year from the date of giving the notice or report to all other shareholders.

Section 6. Advance Notice of Shareholder Business and Nominations.

At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before ~~the~~such meeting (~~a~~i) by or at the direction of the ~~Board of Directors~~board, (~~b~~ii) in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (~~c~~iii) by a shareholder of record entitled to vote at such meeting who complies with the notice procedures set forth in this Section. 6. For nominations or other business to be properly brought before ~~a~~an annual meeting of shareholders by ~~such~~ a shareholder, ~~the~~such shareholder shall have given timely notice thereof in ~~writing~~proper written form to the ~~Secretary~~secretary of the corporation and any such proposed business must constitute a proper matter for shareholder action under the California Corporations Code. To be timely, ~~such~~a shareholder’s notice shall be delivered to ~~or mailed and received~~the secretary of the corporation at the principal executive office of the corporation not ~~less than thirty days nor more than ninety days prior to the meeting~~earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting nor later than the close of business on the ninetieth day prior to such anniversary date; provided, however, that in the event that ~~less than forty days' notice of the date of the meeting is given by the corporation~~the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder ~~to be timely~~ must be so ~~received~~delivered not ~~later~~earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which ~~such notice of the date of the meeting was mailed or otherwise given. Such shareholder's notice to the Secretary shall set forth as to each matter~~public announcement of the date of such annual meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, such shareholder’s notice to the secretary of the corporation shall set forth:

(a)

as to each person, if any, whom the shareholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations for proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(b)

if the notice related to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the meeting, (~~a~~i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolution proposed for consideration and in the event that such business includes a proposal to amend ~~either the Articles of Incorporation or the Bylaws of the corporation, the language of the proposed amendment, (b) the name and address of the shareholder proposing such business, (c) the class and number of shares of stock of the corporation which are owned by such shareholder, and (d) any material personal interest of such shareholder in such business. If notice has not been given pursuant to this Section, the Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the proposed business was not properly brought before the meeting, and such business may not be transacted at the meeting. The foregoing provisions of this Section do not relieve any shareholder of any obligation to comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.~~

~~Section 6. Quorum.The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number of voting by classes is required by the General Corporation Law or~~ the Articles of Incorporation. ~~Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote~~ of the corporation (the “Articles”) or these Bylaws, the language of the proposed amendment), and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)

as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the corporation that are, directly or indirectly, owned beneficially and of record by such shareholder or such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (B) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

Section 7. Quorum.

The presence in person or by proxy of the holders of a majority of the shares ~~present in person or represented by proxy thereat and~~ entitled to vote~~, but in the absence of~~ at any meeting shall constitute a quorum ~~no other~~for the transaction of business ~~may be transacted at such meeting, except that the~~. The shareholders present ~~or represented by proxy~~ at a duly called or held meeting~~,~~ at which a quorum is present~~,~~ may continue to ~~transact~~do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Other than to adjourn a meeting, ~~if~~ any action taken ~~(other  than adjournment) is~~by the shareholders must be approved by at least the number of shares that would constitute a majority of the shares ~~required to constitute~~necessary for a quorum.

Section ~~7.~~ 8. Adjourned Meeting ~~and Notice~~.

Any annual or special meeting of the shareholders may be adjourned from time to time by the vote of a majority of the shares represented at that meeting, either in person or by proxy, whether or not a quorum is present, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 7 of this Article II.

When any meeting of shareholders ~~meeting~~, either annual or special, is adjourned ~~for more than forty‑five (45) days, or if after~~to another time or place, notice of the adjourned meeting need not be given if the time and place are announced at the meeting at which the adjournment is taken, unless a new record ~~date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the~~ date for the adjourned meeting is fixed or unless the adjournment is for more than forty-five days from the date set for the original meeting, in which case the board shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting ~~or of~~, the corporation may transact any business ~~to be~~that might have been transacted ~~thereat, other than by announcement of the time and place thereof~~ at the original meeting ~~at which such adjournment is taken.~~

Section ~~8.~~ 9. Record Date.

For purposes of determining the shareholders entitled to receive notice of or vote at any meeting of the shareholders or give written consent to corporate action without a meeting, the board may fix in advance a record date that is not more than sixty days nor less than ten days before the date of a meeting of the shareholders, or not more than sixty days before any other action. If the board does not fix a record date:

(a)

The record date for determining the shareholders entitled to receive notice of and vote at a meeting of the shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived as provided in Section 13 of this Article II, at the close of business on the business day next preceding the day on which the meeting is held.

(b)

~~(a) The Board of Directors may fix a time in the future as a~~The record date for ~~the determination of the~~determining shareholders ~~entitled to notice of and to vote at any meeting of shareholders or~~ entitled to give consent to corporate action in writing without a meeting, ~~to receive any report, to receive any dividend or other distribution, or allotment of any rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) days or less than ten (10) days prior to the date of such meeting, or more than sixty (60) days prior to any~~(i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolutions relating to that action, or the sixtieth day before the date of such other action~~.~~ , whichever is later.

A determination of shareholders of record entitled to receive notice of ~~or to~~and vote at a meeting of the shareholders shall apply to any adjournment of the meeting unless the ~~Board of Directors~~board fixes a new record date for the adjourned meeting~~, but the Board of Directors~~. However, as provided in Section 8 of this Article II, the board shall fix a new record date if the ~~meeting is adjourned for~~adjournment is to a date more than forty‑-five ~~(45)~~ days ~~from~~after the date set for the original meeting. ~~When a record date is so fixed, only~~

Only shareholders of record at the close of business on ~~that~~the record date ~~are~~so fixed will be entitled to any of the notice ~~of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be~~and voting rights listed above, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles ~~of Incorporation or these Bylaws~~, by agreement or in the California Corporations Code.

~~(b)        If no record date is fixed:~~

~~(1)~~

~~The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day preceding the day on which the meeting is held.~~

~~(2)~~

The ~~record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given~~.

~~(3)~~

~~The record date for determining shareholders, for any other purpose, shall be at the close of business on the day that the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.~~

Section ~~9.~~ 10. Voting Generally.

~~(a)           Except as provided below with respect to cumulative voting and except as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holders of shares entitled to vote on any matter~~The shareholders entitled to vote at any meeting shall be determined in accordance with the provisions of Section 9 of this Article II, subject to the provisions of Sections 702 through 704 of the California Corporations Code, inclusive, which relate to, among other things, voting shares held by a fiduciary, in the name of a corporation, or in joint ownership. The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, ~~other than elections to office,~~ but, if the shareholder fails to specify the number of shares ~~such~~that the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder~~'~~’s approving vote is with respect to all shares ~~such~~that the shareholder is entitled to vote. If a quorum is present, or if a quorum has been present earlier at the meeting but some shareholders have withdrawn, the affirmative vote of a majority of the shares represented and voting, providing that the shares voting affirmatively constitute a quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California Corporations Code or by the Articles, or by any other agreement among the shareholders.

~~(b)         Subject to the provisions of Sections 702 through 704 of the General Corporation Law (relating to voting of shares held by a fiduciary, receiver, pledge, or minor, in the name of a corporation, or in joint ownership), persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the record date shall be entitled to vote at the meeting of shareholders. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Shares of this corporation owned by a corporation more than twenty‑five percent (25%) of the voting power of which is owned directly by this corporation, or indirectly through one or more majority‑owned subsidiaries of this corporation, shall not be entitled to vote on any matter.~~

Section 11. Cumulative Voting for Directors.

~~(c)        Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are normally entitled, or to distribute votes on the same principle among as many candidates as such shareholder thinks fit. No~~At a meeting of the shareholders at which directors are to be elected, no shareholder shall be entitled to cumulate votes ~~unless such candidate's name or candidates~~'(i.e., to cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting and ~~the~~a shareholder has given notice at the meeting, prior to commencement of the voting, of the shareholder'’s intention to cumulate ~~such shareholder's~~ votes. If any ~~one~~ shareholder has given such ~~notice, all shareholders may cumulate their votes for candidates in nomination~~a notice, every shareholder entitled to vote may cumulate their votes for candidates in nomination, and may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of affirmative votes ~~of shares entitled to be voted for them~~, up to the number of directors to be elected ~~by such shares~~, shall be elected~~. Votes~~; votes against ~~a~~the director and votes withheld shall have no legal effect.

Section ~~10.~~ 12. Proxies.

Every person entitled to vote ~~shares may authorize another~~for directors or on any other matter shall have the right to do so either in person or ~~other persons to act by proxy with respect to such shares. "Proxy" means a written authorization signed by a shareholder or the shareholder's attorney‑in‑fact giving another~~by one or more agents authorized by a written proxy signed by the person ~~or persons power to vote~~and filed with ~~respect to~~ the ~~shares of such shareholder. "Signed" for the purpose of this Section means the placing of~~secretary of the corporation. A proxy shall be deemed signed if the shareholder'’s name is placed on the proxy, ~~(~~whether by manual signature, typewriting, facsimile, telegraphic or electronic transmission or otherwise~~)~~, by the shareholder or the shareholder~~'~~’s attorney‑ in‑ fact. Any proxy duly executed is not revoked and continues in full force and effect until (i) a written instrument revoking it is filed with the ~~Secretary~~secretary of the corporation prior to the vote pursuant thereto, (ii) a subsequent proxy executed by the person executing the prior proxy is presented to the meeting, (iii) the person executing the proxy attends the meeting and votes in person, or (iv) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of eleven ~~(11)~~ months from the date of its execution, unless otherwise provided in the proxy. Notwithstanding the foregoing sentence, a proxy that states that it is irrevocable, is irrevocable for the period specified therein to the extent permitted by Section 705(e) of the ~~General Corporation Law~~California Corporations Code. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

Section ~~11. Validation of Defectively Called or Noticed Meetings~~13. Waiver of Notice or Consent by Absent Shareholders.

The transactions of any meeting of shareholders, either annual or special, however called and noticed~~,~~ and wherever held, ~~are~~shall be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy ~~or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business thereat because the meeting was not lawfully called or convened, or to particular matters of the business legally required to be include in the notice, but not so included,~~ and if, either before or after the meeting, each ~~of the persons~~person entitled to vote~~,~~ who was not present in person or by proxy~~,~~ signs a written waiver of notice or a consent to ~~the~~ holding ~~of~~ the meeting or an approval of the minutes ~~thereof~~of the meeting. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of the shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 4(a)-(f) of this Article II, the waiver or consent shall state the general nature of the action or proposed action. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. ~~Attendance of a person~~

A shareholder’s attendance at a meeting shall also constitute a waiver of notice of ~~and presence at such~~that meeting, ~~except when~~unless the ~~person objects~~shareholder, at the beginning of the meeting, objects to the transaction of any business ~~because~~on the ground that the meeting ~~is~~was not lawfully called or convened ~~and except that~~. In addition, attendance at a meeting ~~is~~does not constitute a waiver of any right to object to the consideration of matters required by ~~these Bylaws or by the General Corporation Law~~law to be included in the notice ~~if such~~of the meeting which were not so included, if that objection is expressly made at the meeting. ~~Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Articles of Incorporation or these Bylaws, or unless the meeting involves one or more matters specified in Section 3(d) of this Article II of these Bylaws.~~

Section 14. Shareholder Action by Written Consent Without Meeting.

Except as provided below, any action that could be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

~~Section 12. Action Without Meeting.~~

~~(a)~~           Directors may be elected by written consent of the shareholders without a meeting ~~by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors (other than a vacancy created by removal of a director)~~only if the written consents of all outstanding shares entitled to vote are obtained, except that vacancies on the board, other than vacancies created by removal, not filled by the board may be filled by the written consent of ~~persons holding~~the holders of a majority of the outstanding shares entitled to vote for the election of directors

.

~~Any other action that may be taken at a meeting of the shareholders, may be taken without a meeting, and without prior notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.~~All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder or other authorized person who has given a written consent may revoke that consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

Section 15. Notice of Action Taken by Written Consent Without Meeting.

~~(b)~~  Unless the consents of all shareholders entitled to vote have been solicited in writing:

~~(1)          Notice of any proposed shareholder approval of (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the corporation, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and(2)    Prompt,~~ prompt notice shall be given of ~~the taking of~~ any ~~other~~ corporate action approved by shareholders without a meeting by less than unanimous written consent~~;~~ to those shareholders entitled to vote who have not consented in writing. ~~Such notices~~This notice shall be given in the manner ~~provided~~specified in Section ~~3~~5 of this Article II ~~of these Bylaws~~. As to shareholder approvals required by California Corporations Code Section 310, Section 317, Section 1152, Section 1201 (except for a reorganization as to which shareholders have the right, pursuant to Chapter 13 of the California Corporations Code, to demand payment of cash for their shares), or Section 2007, where not all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given at least ten days before the consummation of any action authorized by that approval.

~~(c)          Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.~~

~~Unless, as provided in Section 8 of Article II of these Bylaws, the Board of Directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the Secretary of the corporation.~~

Section ~~13.~~ 16. Inspectors of Election.

~~(a)~~ In advance of any meeting of shareholders, the ~~Board of Directors~~board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the ~~chairman~~chairperson of any such meeting may, and on the request of any shareholder or the holder of such shareholder'’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or holders of proxies, the majority of shares represented in person or by proxy shall determine whether one inspector or three inspectors are to be appointed.

~~(b)~~  The duties of such inspectors of election shall be as prescribed by Section 707 of the ~~General Corporation Law~~California Corporations Code and shall include the following: determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote;, count and tabulate all votes or consents; determine when the polls shall close; determine the result; and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

~~(c)~~ The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

Board of Directors

Section 1. Powers.

Subject to the provisions of the ~~General Corporation Law~~California Corporations Code and any limitations in the Articles ~~of Incorporation~~and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the ~~Board of Directors~~board. The ~~Board of Directors~~board may delegate the management of the day‑-to‑-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the ~~Board of Directors~~board.

Section 2. Number and Qualification of Directors.

The authorized number of directors of the corporation shall be not ~~be~~ less than seven ~~(7) and not~~nor more than thirteen ~~(13)~~ until changed by amendment of the Articles ~~of Incorporation~~ or by a bylaw amending this Section 2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares, provided that a proposal to reduce the minimum number of directors to any number below five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two‑-thirds percent ~~(16‑2/3%)~~ of the outstanding shares entitled to vote.

The exact number of directors shall be fixed from time to time, within the limits specified in the Articles ~~of Incorporation~~ or in this Section 2, by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the ~~Board of Directors~~.board.

~~Notwithstanding anything in these bylaws to the contrary, for so long as Bank of Commerce Holdings Senior Non-Cumulative Perpetual Preferred Stock, Series B (the “Designated Preferred Stock”) is outstanding, (i) whenever, at any time or times, (a) dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date (as defined in the Certificate of Determination of the Designated Preferred Stock, hereinafter the “Certificate of Determination”) for an aggregate of six (6) quarterly Dividend Periods (as defined in the Certificate of Determination) or more, whether or not consecutive and (b) the aggregate liquidation preference of the then outstanding shares of Designated Preferred Stock is greater than or equal to $25,000,000 the authorized number of directors shall automatically be increased by two (but shall in no event be increased to a number of directors that is greater than the maximum number of directors set forth in Article III, Section 2 of these bylaws); and (ii) this sentence may not be modified, amended or repealed by the corporation’s Board of Directors (or any committee thereof) or without the affirmative vote and approval of (x) the shareholders and (y) the holders of at least a majority of the shares of Designated Preferred Stock outstanding at the time of such vote and approval.~~

Section 3. Election, and Term of Office ~~and Retirement~~of Directors.

~~The directors~~Directors shall be elected at each annual meeting of the shareholders~~, but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose~~ to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 4. Vacancies; Resignation.

A vacancy in the ~~Board of Directors~~board shall be deemed to exist ~~in case of the death, resignation or removal of any director, if a director~~if: (a) a director dies, resigns or is removed by the shareholders or an appropriate court, as provided in Sections 303 or 304 of the California Corporations Code; (b) the board declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court ~~or convicted of a felony, if~~; (c) the authorized number of directors is increased~~, if the directors have failed to appoint the authorized number of directors in any resolution for appointment of directors upon the initial organization of the corporation, or if the shareholders fail, at any annual or special~~; or (d) at any meeting of the shareholders at which ~~any director~~one or more directors are elected~~,~~ the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.

~~Subject to any provision contained in the Articles of Incorporation of the corporation, vacancies in the Board of Directors, except~~Except for a vacancy ~~created~~caused by the removal of a director, vacancies on the board may be filled by a majority of the directors then in office, whether or not ~~less than~~they constitute a quorum, or by a sole remaining director~~, and each director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the shareholders~~. A vacancy in the ~~Board of Directors created~~board caused by the removal of a director may be filled only by the ~~vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of all of the holders of the outstanding shares~~shareholders, except that a vacancy created when the board declares the office of a director vacant because a director has been convicted of a felony or declared of unsound mind may be filled by the board.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. ~~Any such election by written consent other than~~The director elected to fill a vacancy ~~created by removal shall require the consent of holders of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal shall require the unanimous written consent of all shares entitled to vote for the election of directors~~shall serve until a successor is elected and qualified.

Any director may resign effective upon giving written notice to the ~~Chairman of the Board (if there be such an officer appointed), the President, the Secretary or the Board of Directors of the corporation~~chairperson of the board, the president, the secretary or the board, unless the notice specifies a later ~~time~~date for ~~the effectiveness of such~~that resignation to become effective. If the resignation of a director is effective at a future time, the board may elect a successor ~~may be elected~~ to take office when the resignation becomes effective.

~~No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of the director's term of office.~~

Section 5. Time and Place of Meetings.

~~The Board of Directors~~Immediately following each annual meeting of the shareholders, the board shall hold a regular meeting ~~immediately after the meeting of shareholders at which it is elected and at the place where such meeting is held~~at the same place, or at ~~such other place as shall be fixed by the Board of Directors, for the purpose of appointing officers of the corporation and otherwise organizing and for the transaction of other business, and notice of such meeting is hereby dispensed with~~any other place, that has been designated by the board, to consider matters of organization, election of officers and other business as desired. Notice of this meeting shall not be required unless some place other than the place of the annual meeting of the shareholders has been designated. Other regular meetings of the ~~Board of Directors~~board shall be held from time to time without notice at such times and places ~~as are~~to be fixed by the ~~Board of Directors~~board. Special meetings of the ~~Board of Directors~~board may be held for any purpose at any time whenever called by the ~~Chairman of the Board (if there be such an officer appointed), the President, any Vice President~~chairperson of the board, the president, any vice president, the ~~Secretary~~secretary or any two directors.

~~Except as provided in this Section 5, all~~Regular meetings of the ~~Board of Directors~~board may be held at any place within or ~~without~~outside the State of California ~~that has been~~as designated from time to time by resolution of the ~~Board of Directors as the place for the holding of regular meetings, or by written consent of all directors. In the absence of~~board. Absent such a designation, regular meetings ~~of the Board of Directors~~ shall be held at the principal executive office of the corporation. Special meetings of the ~~Board of Directors may~~board shall be held ~~either~~ at ~~a place so designated or~~any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone, electronic video screen communication, provided that all directors participating in the meeting can hear one another, or by electronic transmission by and to the corporation (as defined in Sections 20 and 21 of the California Corporations Code), if both of the following apply.

(a)	Each member participating in the meeting can communicate with all of the other members concurrently; and

(b)

Each member is provided with means of participating in all matters before the board, including, without limitation the capacity to propose or to interpose an objection to a specific action to be taken by the corporation.

Section 6. Notice of Special Meetings.

Special meetings of the board shall be held upon four days’ notice by mail or forty-eight hours’ notice delivered personally or by telephone, including a voice messaging system or by “electronic transmission by the corporation” (as defined in Section 20 of the California Corporations Code), to each director or sent by first-class mail, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the director’s office who can reasonably be expected to communicate it promptly to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

~~Notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, facsimile, electronic mail or other electronic means, telegraph or mail, charges prepaid, addressed to the director at the director's address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed or shall be deposited in the United States mail or Telegraph Company in the place in which the principal of the corporation is located, it shall be so delivered at least forty‑eight (48) hours before the time of the holding of the meeting. In case such notice is delivered personally or by telephone, as above provided, it shall be so delivered at least twenty‑four (24) hours before the time of the holding of the meeting. Such mailing, telegraphing or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such director.~~Section 7. Waiver of Notice.

Notice of a meeting, although otherwise required, need not be given to any director who (a) either before or after the meeting signs a waiver of notice, or a consent to holding the meeting ~~or~~without being given notice, (b) signs an approval of the minutes ~~thereof, whether before or after~~of the meeting, or ~~who~~(c) attends the meeting without protesting~~, prior thereto or at its commencement,~~ the lack of notice ~~to such director. All such~~before or at the beginning of the meeting. Waivers of notice or consents need not specify the purpose of the meeting. All waivers, consents and approvals of the minutes shall be filed with the corporate records or made a part of the minutes of the ~~meetings~~meeting.

Section ~~7.~~ 8. Action at a Meeting: Quorum and Required Vote.

~~Presence of a~~A majority of the authorized number of directors ~~at a meeting of the Board of Directors constitutes~~shall constitute a quorum for the transaction of business, except to adjourn as ~~hereinafter provided. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting~~provided in Section 10 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present ~~is the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation, or by these Bylaws~~shall be regarded as the act of the board, subject to the provisions of California Corporations Code Section 310 as to approval of contracts or transactions in which a director has a direct or indirect material financial interest, California Corporations Code Section 311 as to appointment of committees and California Corporations Code Section 317(e) as to indemnification of directors. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for ~~such meeting.~~

~~Section 8.~~ that meeting.

Section 9. Action without a Meeting.

Any action required or permitted to be taken by the ~~Board of Directors~~board may be taken without a meeting, if all members of the ~~Board of Directors~~board shall individually or collectively consent in writing to ~~such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such~~that action and if the number of members of the board serving at the time constitutes a quorum. Any action by written consent shall have the same force and effect as a unanimous vote of ~~such~~the board. All written consents shall be filed with the minutes of the proceedings of the board. For purposes of this section only, “all members of the board” (as used in the first sentence of this Section 9) shall include an “interested director” as described in subdivision (a) of Section 310 of the California Corporations Code or a “common director” as described in subdivision (b) of Section 310 of the California Corporations Code who abstains in writing from providing consent, where the disclosure required by Section 310 of the California Corporations Code have been made to the noninterested or noncommon directors, as applicable, prior to their execution of the written consent or consents, the specified disclosures are conspicuously included in the written consent or consents executed by the noninterested or noncommon directors, and the noninterested or noncommon directors, as applicable, approve the action by a vote that is sufficient without counting the votes of the interested or common directors.

Section ~~9.~~ 10. Adjourned Meeting and Notice.

A majority of the directors present, whether or not constituting a quorum ~~is present~~, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four ~~(24)~~ hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment. Notice need not be given in any case to directors who were present at the time of adjournment.

Section ~~10.~~ 11. Fees and Compensation.

Directors and members of committees of the board may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the ~~Board of Directors~~board. This Section 11 shall not be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent, employee or otherwise and receiving compensation for those services.

Section ~~11.~~ 12. Appointment of ~~Executive~~Committees; Meetings and ~~Other~~Action of Committees.

The ~~Board of Directors~~board may, by resolution adopted by a majority of the authorized number of directors, designate an executive committee or one or more other committees, each consisting of two or more directors, to serve at the pleasure of the ~~Board of Directors~~board. The ~~Board of Directors~~board may designate one or more directors as alternate members of any committee~~, who may~~ to replace any absent member at ~~any meeting of the~~a committee meeting. The appointment of committee members or alternate committee members ~~of a committee~~ requires the vote of a majority of the authorized number of directors.

~~Any such~~A committee, to the extent provided in the resolution of the ~~Board of Directors or in these Bylaws, shall have all~~board establishing the committee, may be granted any of the powers and authority of the ~~Board of Directors~~board, except with respect to:

~~(a) The approval of~~Approving any action for which the ~~general Corporation Law~~California Corporations Code also requires the approval of the shareholders ' ~~approval~~ or ~~approval~~ of the outstanding shares~~.~~;

~~(b) The filling of~~Filling vacancies on the ~~Board of Directors~~board or ~~in~~on any committee~~.(c) The fixing~~ of the board;

Fixing compensation of the directors for serving on the ~~Board of Directors~~board or on any committee~~.~~ of the board;

~~(d)        The amendment or repeal of these Bylaws or the adoption of new Bylaws.~~

Adopting, amending or repealing bylaws;

~~(e)  The amendment~~Amending or ~~repeal of~~repealing any resolution of the ~~Board of Directors~~board that by its express terms is not so amendable or ~~repealed.~~repealable;

~~(f)  A distribution~~Making distributions to ~~the~~ shareholders ~~of the corporation~~, except at a rate, in a periodic amount or within a price range determined by the ~~Board of Directors.~~board; or

~~(g)  The appointment of~~

Appointing other committees of the ~~Board of Directors or the members thereof.~~

~~The provisions of Sections 5 through 9 of this Article III apply also to committees of the Board of Directors and action by such committees mutates mutandis (with the necessary changes having been made in the language thereof)~~board or their members.

Meetings and actions of committees shall be governed by bylaw provisions applicable to meetings and actions of the board, with such changes in the context of these bylaws as are necessary to substitute the committee and its members for the board and its members, except that (a) the time of regular meetings of committees may be determined either by resolution of the board or by resolution of the committees, (b) special meetings of committees may also be called by resolution of the board, and (c) notice of special meetings of committees shall also be given to all alternative members who shall have the right to attend all meetings of the committee. The board may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE IV

Officers

Section 1. Officers.

The officers of the corporation shall consist of the chairperson of the board or a president or both, a secretary, and a chief financial officer, and the board shall appoint each of them. The corporation may also have, at the discretion of the board, a vice chairperson of the board, a chief executive officer, a chief operating officer, one or more vice presidents, a treasurer, and one or more assistant secretaries, and such other officers as may be appointed by the board. Any number of offices may be held by the same person. The officers of the corporation shall be chosen by the board and shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

All officers of the corporation shall hold office from the date appointed to the date of the next succeeding regular meeting of the board following the meeting of shareholders at which the board is elected. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board, at any regular or special meeting of the board, by unanimous written consent of the board, or, except in the case of an officer chosen by the board, by any officer upon whom such power of removal may be conferred by the board. Officers may be employed for a specified term under a contract of employment if authorized by the board; such officers may be removed from office at any time under this section, and shall have no claim against the corporation or individual officers or board members because of the removal except any right to monetary compensation to which the officer may be entitled under a contract of employment.

Any officer may resign at any time by giving written notice to the corporation. Resignation shall take effect on the date of receipt of the notice unless a later time is specified in that notice. Unless otherwise specified in that notice, acceptance of the resignation is not necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation to monetary damages under any contract of employment with the officer.

Section 2. Chairperson of the Board.

The board may, at its election, appoint a chairperson of the board, who shall, when present, preside at all meetings of the board and shall exercise and perform all the duties commonly incident to that office and shall have such other powers and perform such other duties assigned to that office by the board or prescribed by these Bylaws; provided however, that the chairperson of the board shall not, by reason of such office, be considered an executive officer of the corporation or be assigned executive responsibilities to participate in the operational management of the corporation.

Notwithstanding the foregoing, if there is no president of the corporation, the chairperson of the board shall be the general manager and chief executive officer of the corporation.

Section 3. President.

The president shall be the corporation’s general manager and chief executive officer and shall, subject to the control of the board, have general supervision, direction and control over the corporation’s business and its officers. The managerial powers and duties of the president shall include all the general powers and duties of management usually vested in the office of president of a corporation, and the president shall have other powers and duties as prescribed by the board or these Bylaws.

The president shall preside at all meetings of the shareholders and, in the absence of the chairperson of the board or the vice chairperson of the board and provided the president has been appointed to the board, the president shall preside at all meetings of the board, and shall perform such other duties as the board may from time to time determine.

Section 4. Secretary.

The secretary shall be present at all meetings of the shareholders and, except as the board may otherwise determine, all meetings of the board and shall take the minutes of the meeting. If the secretary is not present at a board meeting, the secretary or the presiding officer of the meeting shall designate another person to take the minutes of the meeting.

The secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office or such other place(s) designated by the board, a book of minutes of all meetings and actions of the shareholders, of the board, and of committees of the board. The minutes of each meeting shall state the time and place the meeting was held, whether it was a regular or special meeting, and, if special, how it was called or authorized and noticed, the names of directors present at a board or committee meeting, the number of shares present or represented at a meeting of the shareholders and an accurate account of the proceedings. Such book of minutes can be either in hard copy or electronic format.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent, as determined by resolution of the board, a record or duplicate record of shareholders, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the name, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all the meetings of the shareholders, board meetings, and meetings of committees of the board required by statute or these Bylaws, and shall have such other powers and perform such other duties as may be prescribed by the board or by these Bylaws; provided however, that the secretary shall not, by reason of such office, be considered an executive officer of the corporation or be assigned executive responsibilities to participate in the operational management of the corporation.

Section 5. Chief Financial Officer.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall: (a) deposit, or cause to be deposited, corporate funds and other valuables in the corporation’s name and to its credit with depositories designated by the board; (b) disburse, or cause to be disbursed, corporate funds as authorized by the board; (c) render a statement of the corporation’s financial condition and an account of all transactions conducted as chief financial officer whenever requested by the president or the board; and (d) have other powers and perform other duties as prescribed by the board or these Bylaws.

Section 6. Vice Chairperson of the Board.

The board may, at its election, appoint a vice chairperson of the board who in the absence of the chairperson of the board shall preside at all meetings of the board and shall perform all the duties commonly incident to that office and shall have such other powers and perform such other duties assigned to that office by the board or prescribed by these Bylaws; provided however, that the vice chairperson of the board shall not, by reason of such office, be considered an executive officer of the corporation or be assigned executive responsibilities to participate in the operational management of the corporation..

Section 7. Vice Presidents.

If desired, one or more vice presidents may be chosen by the board in accordance with the provisions for electing officers set forth in Section 1 of this Article IV. In the absence or disability of the president or whenever the offices of the chairperson of the board, vice chairperson of the board and president are vacant, the president’s duties and responsibilities will be carried out by the highest ranking available vice president. The vice presidents shall have such titles, perform such other duties, and have such other powers as the board or the president may designate from time to time; provided however, that the vice presidents, with the exception of the chief operating officer, chief financial officer, chief credit officer and any vice president assuming and performing the duties of the president as set forth above, shall not, by reason of such office, be considered an executive officer of the corporation or be assigned executive responsibilities to participate in the operational management of the corporation..

Section ~~12. Indemnification of Agents of the Corporation~~8. Chief Operating Officer.

The chief operating officer shall be responsible for and shall have and may exercise all powers and shall perform all duties pertaining to the day-to-day operational activities of the corporation, including supervision of branch operations, administration, human resources, technology and compliance. The chief operating officer shall have such other powers and perform such other duties as may be prescribed by the board or these Bylaws.

ARTICLE V

Indemnification of Directors, Officers, Employees and Other Agents

Section 1. Definitions.

~~(a)~~ For the purposes of this ~~section 12 and of Section 12(b)(1)(ii) of~~ Article ~~II~~V, ~~"~~“agent~~"~~” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation ~~that~~which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; ~~"~~“proceeding~~"~~” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and ~~"~~“expenses~~"~~” include, without limitation, attorneys'’ fees and any expenses of establishing a right to indemnification under ~~subsection (d) or subsection (e)(3~~Section 4 or Section 5(d) of this Article V.

Section ~~12.~~2. Indemnification of Agents – Third Party Proceedings.

~~(b)~~ The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, if such person had no reasonable cause to believe that such person's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo ~~contenders~~contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the corporation or that such person had reasonable cause to believe that such person~~'~~’s conduct was unlawful.

Section 3. Indemnification of Agents – Proceedings by or in the Right of the Corporation.

~~(c)~~ The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and ~~with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. The Board of Directors of this corporation will provide for the indemnification of agents to the fullest extent permissible under California law.~~its shareholders. No indemnification will be made under this ~~subsection (a)~~Section 3 for any of the following:

(a)

~~(1)~~ In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person~~'~~’s duty to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

~~(2)~~  Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

~~(3)~~ Of expenses incurred in defending a threatened or pending action, which is settled or otherwise disposed of without court approval.

Section 4. Indemnification Against Expenses.

~~(d)~~  To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in ~~subsection (b)~~Section 2 or ~~(a)~~Section 3 of this ~~Section 12~~Article V or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Required Determinations.

~~(e)~~ Except as provided in ~~subsection (d)~~Section 4 of this ~~Section 12,~~Article V, any indemnification under this Section ~~12~~V shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in ~~subsection (b)~~Section 2 or ~~(c)~~Section 3 of this ~~Section 12,~~Article V, by:

(a)	~~(1)~~ A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(b)	If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

(c)

~~(2)~~ Approval or ratification by the affirmative vote of a majority of the shares of the corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares entitled to vote; for such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

(d)

~~(3)~~ The court in which such proceeding is or was pending, upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

Section 6. Advance of Expenses.

~~(f)~~  Expenses incurred in defending any proceeding for which indemnification is required pursuant to Sections 2 or 3 of this Article V may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article V.

Section ~~12.~~7. Enforcement.

Without the necessity of entering into an express contract, any rights to indemnification or advances under this Article V shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and each agent entitled to indemnification. Any right to indemnification or advances granted by this Article V to an agent shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety days of request therefor. The claimant in such enforcement action (an “Action”), if successful in whole or in part, shall also be entitled to be reimbursed for the expenses of prosecuting his or her claim. It shall be a defense to any Action that a claimant has not met the standard of conduct which makes it permissible under the California Corporations Code for the corporation to indemnify the claimant for the amount claimed, provided that such defense shall not be available for an Action brought to enforce a claim for the advancement of expenses pursuant to Section 6 of this Article V if the corporation received from such claimant the required undertaking thereunder. It shall not be a defense to an Action, nor shall it create a presumption that the claimant has not met the applicable standard of conduct, that the corporation has failed, prior to the commencement of the Action, to have made a determination that indemnification of the claimant is proper in the circumstances, or that the corporation has actually determined that the claimant has not met the applicable standard of conduct, pursuant to and in accordance with Section 5 of this Article V.

Section 8. Other Rights to Indemnification.

~~(g)~~  Nothing contained in this ~~Section 12~~Article V shall affect any right to indemnification to which persons other than directors and officers of the corporation or any subsidiary thereof may be entitled by contract or otherwise.

Section 9. Forms of Indemnification Not Permitted.

~~(h)~~  No indemnification or advance shall be made under this ~~Section 12,~~Article V, except as provided in ~~subsection (d)~~Section 4 or ~~(e)(3~~Section 5(d) of this ~~Section 12,~~Article V, in any circumstance where it appears:

(a)

~~(1)~~ That it would be inconsistent with a provision of the Articles of Incorporation, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)	~~(2)~~ That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 10. Nonapplicability to Fiduciaries of Employee Benefit Plans.

This ~~Section 12~~Article V does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person~~'~~’s capacity as such, even though such person may also be an agent of this ~~Corporation~~corporation as defined in ~~subsection (a)~~Section 1 of this ~~Section 12.~~Article V. The corporation shall have the power to indemnify such trustee, investment manager or other fiduciary to the extent permitted by ~~subdivision (f) of~~ Section 207(f) of the ~~General Corporation Law~~California Corporations Code.

Section 11. Insurance.

~~Upon and in the event of a determination by the Board of Directors of the corporation to purchase such insurance, the corporation shall purchase and maintain elected, and until their successors are elected; provided that all officers, as well as any other employee or agent of the corporation, may, subject to any claim for breach of contract based on any contractual arrangements between any such person and the corporation, be removed at any time at the pleasure of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, and upon the removal, resignation, death or incapacity of any officer, the Board of Directors or the President, in cases where he or she has been vested by the Board of Directors with power to appoint, may declare such office vacant and fill such vacancy.~~

~~Any executive officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or later specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.~~

~~The salary and other compensation of the executive officers shall be fixed from time to time by resolution of or in the manner determined by the Board of Directors.~~

~~ARTICLE IV~~

~~Officers~~

~~Section 1. Officers.~~

~~The officers of the corporation shall consist of the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer and Secretary, and the Board of Directors shall appoint each of them. The corporation may also have a Chairman of the Board, a Vice Chairman, whom, in the absence of the Chairman of the Board shall preside at all meetings of the Board of Directors, one or more Vice Presidents, and one or more Assistant Secretaries, and such other officers as may be appointed by the Board of Directors or with authorization from the Board of Directors by the President.~~

~~The order of the seniority of the Vice Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. The same person may hold any two or more of such offices. The President shall recommend, and the Board of Directors shall formally appoint, one officer as the chief financial officer of the corporation. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.~~

~~All officers of the corporation shall hold office from the date appointed to the date of the next succeeding regular meeting of the Board of Directors following the meeting of shareholders at which the Board of Directors is elected. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board or the Vice Chairman of the Board, or if there is none, at all meetings of the Board of Directors, and shall perform such other duties as the Board of Directors may from time to time determine.~~

~~Section 2. The Chairman of the Board.~~

~~The Board of Directors may, at its election, appoint a Chairman of the Board, who shall, when present, preside at all meetings of the Board of Directors and shall perform all the duties commonly incident to that office and shall perform any other powers and duties assigned to him by the Board of Directors or prescribed by the Bylaws; provided however, that the Chairman of the Board shall not, by reason of such office, be considered an executive officer of the corporation or be assigned executive responsibilities to participate in the operational management of the corporation.~~

~~Section 3. The President.~~

~~Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the Chief Executive Officer of the corporation and shall perform all the duties commonly incident to that office. The President shall have authority to execute in the name of the corporation bonds, contracts, insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Section 12 or otherwise.~~

~~Section 4. Vice Presidents.~~

~~The Vice Presidents (if there be such officers appointed), in the order of their seniority, unless otherwise established by the Board of Directors, may assume and perform the duties of the President in the absence or disability of the President or whenever the offices of the Chairman of the Board and President are vacant. The Vice Presidents shall have such titles, perform such other duties, and have such other powers as the Board of Directors or the President may designate from time to time; provided however, that the Vice Presidents, with the exception of the Chief Operating Officer, Chief Financial Officer, Chief Credit Officer and any Vice President assuming and performing the duties of the President as set forth above, shall not, by reason of such office, be considered executive officers of the corporation or be assigned executive responsibilities to participate in the operational management of the corporation.~~

~~Section 5. The Secretary.~~

~~The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of directors and committees thereof and of shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. Such book of minutes can be either in hard copy or electronic format.~~

~~The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, a share register or a duplicate share register in a form capable of being converted into written form, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the name, and the number and date of cancellation of every certificate surrendered for cancellation.~~

~~The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors and committees thereof required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws; provided however, that the Secretary, shall not, by reason of such office, be considered an executive officer of the corporation or be assigned executive responsibilities to participate in the operational management of the corporation.~~

~~The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time~~

The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article V. The fact that the corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions is satisfied: (i) if the Articles authorize indemnification in excess of that authorized in this Article V and the insurance provided by this Section 11 is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of California Corporations Code Section 204; or (ii) (a) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (b) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (c) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

Section 12. Effect of Amendment.

Any amendment, repeal, or modification of this Article V shall not adversely affect an agent’s right or protection existing at the time of such amendment, repeal or modification.

Section ~~6. Chief Financial Officer~~13. Settlement of Claims.

~~The Chief Financial Officer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.~~corporation shall not be liable to indemnify any agent under this Article V for (i) any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld, or (ii) any judicial award, if the corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

~~The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.~~

~~Section 7. Chief Operating Officer.~~Section 14. Subrogation.

~~The Chief Operating Officer shall have and may exercise all powers and duties pertaining to responsibility for the day-to-day operational activities of the corporation, including supervision of branch operations and administration, human resources and compliance. The Chief Operating Officer shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors. In the absence of the Chairman of the Board, Vice Chairman of the Board, the Chief Executive Officer and the President, the Chief Operating Officer shall preside at any meeting of the Board of Directors.~~

In the event of payment under this Article V, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 15. No Duplication of Payments.

The corporation shall not be liable under this Article V to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, agreement, vote or otherwise, of the amount otherwise indemnifiable under this Article V.

ARTICLE ~~V~~VI

Execution of Corporate Instruments, Ratification, and Voting of Stocks Owned by the Corporation

Section 1. Execution of Corporate Instruments.

The ~~Board of Directors~~board may, in its discretion, determine the method, and designate the signatory officer or officers or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, by the Articles or by these Bylaws, and such execution or signature shall be binding upon the corporation. This authority may be general or it may be confined to specific matters. No officer, agent, employee or other person purporting to act on behalf of the corporation shall have any authority to bind the corporation in any way, to pledge the corporation’s credit or to render the corporation liable for any purpose or for any amount, unless that person was acting with authority duly granted by the board as provided in these Bylaws or unless an unauthorized act was later ratified by the corporation.

~~Unless otherwise specifically determined by the Board of Directors or otherwise required by law or permitted by these Bylaws, formal contracts of the corporation, promissory notes, deeds of trust, mortgages and~~All checks, drafts, other orders for payment of money, notes or other evidences of indebtedness of the corporation ~~and other corporate instruments or documents, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board (if there be such an officer appointed), the President, any Vice President and by the Secretary or any Assistant Secretary.All checks and drafts drawn on banks or other depositories on funds to the credit of the corporation, or in special accounts~~, and all written contracts of the corporation, shall be signed by such person or persons as the ~~Board of Directors~~board shall authorize to do so.

Section 2. Ratification by Shareholders.

The ~~Board of Directors~~board may, in its discretion, submit any contract or act for approval or ratification of the shareholders at any annual meeting of shareholders, or at any special meeting of shareholders called for that purpose; any contract or act that shall be approved or ratified by the holders of a majority of the voting power of the corporation shall be as valid and binding upon the corporation and upon the shareholders thereof as though approved or ratified by each and every shareholder of the corporation, unless a greater vote is required by law for such purpose.

Section 3. Voting of Stocks Owned by the Corporation.

All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the ~~Board of Directors~~board, or in the absence of such authorization, by the ~~Chairman of the Board (if there be such an officer appointed), the President or any Vice President~~chairperson of the board, the president or any vice president, or by any other person authorized to do so by the ~~Chairman~~chairperson of the ~~Board~~board, the ~~President~~president or any ~~Vice President~~vice president.

ARTICLE ~~VI~~VII

Annual and Other Reports

The ~~Board of Directors of the corporation~~board shall cause an annual report to be sent to the shareholders not later than~~120~~one hundred twenty days after the close of the fiscal year, ~~and~~or such earlier time as may be required by law. The report shall be sent to the shareholders at least fifteen (~~15) days for~~or, if sent by third‑-class mail, thirty‑-five ~~(35~~) days prior to the annual meeting of shareholders to be held during the next fiscal year. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. Such report shall also contain such other matters as required by Section 1501(b) of the ~~General Corporation Law~~California Corporations Code, unless the corporation has a class of securities registered under Section 12 of the ~~Securities~~ Exchange Act ~~of 1934,~~, or exempted therefrom under Section 12(g)(2) thereof. As long as the corporation has less than ~~100~~one hundred holders of record of its shares (determined as provided in Section 605 of the ~~General Corporation Law)~~California Corporations Code), and unless otherwise required by law, the foregoing requirement of an annual report is hereby waived. If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than ~~120~~one hundred twenty days after the close of such fiscal year, deliver or mail to the person making the request within thirty ~~(30)~~ days thereafter the financial statements for such year as required by Section 1501(a) of the ~~General Corporation Law. A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the~~ three~~‑month, six‑month or nine‑month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the annual report for the last fiscal year, unless such report has been waived under these Bylaws. The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the corporation for twelve (12) months, and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them, or a copy shall be mailed to such shareholder.~~California Corporations Code.

The quarterly income statements and balance sheets referred to in this ~~Section~~Article VII shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

ARTICLE ~~VII~~VIII

Shares of Stock

Section 1. Certificated Shares.

Every ~~holder of~~Certificates for the shares ~~in~~of stock of the corporation shall be ~~entitled to have a certificate~~issued only to the extent as may be required by applicable law or if requested by a shareholder. Any such certificates shall be signed in the name of the corporation by the ~~Chairman or Vice Chairman~~chairperson or vice chairperson of the ~~Board (if there be such officers appointed)~~board or the ~~President~~president or a ~~Vice President~~vice president and by the chief financial officer or ~~the Secretary or any Assistant Secretary~~an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be ~~a~~ facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Any such certificate shall also contain such legends or other statements as may be required by Sections 417 and 418 of the ~~General Corporation Law~~California Corporations Code, the Corporate Securities Law of 1968, federal or other state securities laws, and any agreement between the corporation and the ~~issue~~issuer of the certificate.

Certificates for shares may be issued prior to full payment, under such restrictions and for such purposes as the ~~Board of Directors~~board or these Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

Section 2. Uncertificated Shares.

Subject to Section 1 of this Article VIII, shares of stock of the corporation shall be issued, recorded and transferred exclusively in uncertificated book-entry form in accordance with a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act. Shares of the corporation represented by certificates that were issued prior the adoption of these Bylaws shall continue to be certificated securities of the corporation until the certificates therefor have been surrendered to the corporation.

Section 3. Lost Certificates.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (~~1~~i) the old certificate is lost, apparently destroyed or wrongfully taken; (~~2~~ii) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (~~3~~iii) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (~~4~~iv) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (~~5~~v) the owner satisfies any other reasonable requirement imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104 and

8405 of the California Commercial Code.

~~Notwithstanding the foregoing or any other provision in this Bylaws, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving the issuance of certificates, including provisions for notice to purchasers in substitution of any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission and by any exchange on which the corporation’s securities may be traded from time to time. Any system so adopted shall not become effective as to issued and outstanding certificated securities or securities issued in certificated form in the future until the certificates therefore have been surrendered to the corporation.~~

ARTICLE ~~VIII~~IX

Inspection of Corporate Records

Section 1. General Records.

The accounting books and records, the record of shareholders, and the minutes of proceedings of the shareholders, the ~~Board of Directors~~board and committees thereof of the corporation and any subsidiary of the corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder~~'~~’s interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts. A shareholder or shareholders holding at least five percent ~~(5%)~~ in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent ~~(1%)~~ of such voting shares and have filed a ~~schedule~~Schedule 14~~B~~A with the United States Securities and Exchange Commission ~~relating to the election of directors of the corporation~~ shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders~~'~~’ names and addresses and ~~share holdings~~shareholdings during usual business hours upon five ~~(5)~~ business‑ days~~'~~’ prior written demand upon the corporation or to obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such list, a list of the shareholders~~'~~’ names and addresses, who are entitled to vote for the election of directors, and their ~~share holdings~~shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

The list shall be made available on or before the later of five ~~(5)~~ business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and its subsidiaries. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 2. Inspection of Bylaws.

The corporation shall keep at its principal executive office in California, or if its principal executive office is not in California, then at its principal business office in California (or shall otherwise provide upon written request of any shareholder if it has no such office in California) the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE ~~IX~~X

Amendments

Section 1. ~~Power of~~Amendment by Shareholders.

New bylaws may be adopted or these Bylaws may be amended or repealed by the ~~affirmative~~ vote or written consent of holders of a majority of the outstanding shares entitled to vote, ~~or by the written assent of shareholders entitled to vote such shares,~~ except as otherwise provided by law or by the Articles ~~of Incorporation~~or these Bylaws.

Section 2. ~~Power~~Amendment by the Board of Directors.

Subject to the right of shareholders as provided in Section 1 of this Article ~~IX to adopt, amend or repeal these Bylaws~~X, these Bylaws may be ~~adopted,~~ amended or repealed, and new bylaws may be adopted, by the ~~Board of Directors~~board; provided, however, that the ~~Board of Directors~~board may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the Articles ~~of Incorporation or in~~or Section 2 of Article III of these Bylaws.

ARTICLE ~~X~~XI

Definitions

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the ~~General Corporation Law~~California Corporations Code as amended from time to time shall govern the construction of these Bylaws.

Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term ~~"Person"~~“person” includes a corporation, limited liability company, partnership or other entity as well as a natural person.

ARTICLE ~~XI~~XII

Corporate Seal

The corporate seal shall consist of a circular die bearing the name of the corporation, the state in which it was incorporated and the date of its incorporation. When authorized by the ~~Board of Directors~~board, a duplicate of the corporate seal may be kept and used by such officer or person as the ~~Board of Directors~~board may designate.

ARTICLE XIII

Emergency Bylaws

The following emergency bylaws shall be operative only during an emergency. For purposes of these emergency bylaws, “emergency” means any of the following events or circumstances as a result of which, and only so long as, a quorum of the board cannot be readily convened for action:

A.        A natural catastrophe, including, but not limited to, a hurricane, tornado, storm, high water, wind-driven water, tidal wave, tsunami, earthquake, volcanic eruption, landslide, mudslide, snowstorm, or drought, or, regardless of cause, any fire, flood or explosion.

B.        An attack on California or the nation by an enemy of the United States of America, or upon receipt by California of a warning from the federal government indicating that an enemy attack is probable or imminent.

C.         An act of terrorism or other manmade disaster that results in extraordinary levels of casualties or damage or disruption severely affecting the infrastructure, environment, economy, government functions or population, including, but not limited to, mass evacuations.

D.        A state of emergency proclaimed by a governor or by the President.

During an emergency, the following provisions shall apply:

(1)           If the Chief Executive Officer becomes incapacitated, cannot be located, or is otherwise unable to perform his or her duties, the board may appoint an Acting Chief Executive Officer, which person shall have the same powers and authority as the Chief Executive Officer.

(2)           A meeting of the board or any committee thereof may be called by the Chief Executive Officer or, if applicable, the Acting Chief Executive Officer, or by any director.

(3)           The quorum requirements for all meetings of the board and any committee shall be one-third of the authorized number of directors.

(4)           Vacancies on the board may be filled as follows:

(a)  By a majority vote of the directors at a meeting where a quorum is present;

(b)  If no such meeting can be held because a quorum cannot be assembled, then those directors who can assemble may, by majority vote, elect new directors; or

(c)  If but one director can be found, then he or she may appoint new directors.

(5)         The board may modify lines of succession to accommodate the incapacity of any director, officer, employee or agent resulting from the emergency.

(6)         Notice to a director or directors may be given in any practicable manner under the circumstances, including, but not limited to, by publication and radio, when notice of a meeting of the board cannot be given to that director or directors in the manner prescribed by the regular bylaws or Section 307 of the California General Corporation Law.

(7)         To the extent necessary to conduct the corporation’s ordinary business activities and affairs, the corporation may deem that one or more officers of the corporation present at a meeting of the board is a director, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum for that meeting.

(8)          The Chief Executive Officer or, if applicable, Acting Chief Executive Officer shall have the power and the authority to cause the corporation to:

(a)  Relocate the principal office of the corporation, designate alternative principal offices or regional offices, or authorize the officers of the corporation to do so;

(b) Close or lease any branch or facility, or any portion thereof;

(c) Establish bank accounts and deposit and withdraw funds on such bank accounts;

(d) Borrow funds from a government agency or other financial institution;

(e) Sell investment securities owned by the corporation and pledge such securities in support of borrowings;

(f) Execute promissory notes in support of borrowings by the corporation;

(g) Purchase or lease equipment or services necessary or convenient to the continued operation of the corporation, as determined by the Chief Executive Officer, Acting Chief Executive Officer or his or her designee;

(h)  Prepare, negotiate, execute and deliver any such other agreements, certificates, instruments or documents, and take such further action as the Chief Executive Officer or Acting Chief Executive Officer deems in his or her discretion to be necessary, desirable, convenient or proper to protect the interests of the corporation; and

(i) Delegate authority in writing to another to do, on behalf of the corporation, any of the foregoing.

The Chief Executive Officer or, if applicable, the Acting Chief Executive Officer shall also have such additional express powers as may be determined by the board.

Notwithstanding anything to the contrary in these emergency bylaws, during an emergency the board may not take any action that requires the vote of the shareholders of the corporation or otherwise is not in the corporation’s ordinary course of business, unless the required vote of the shareholders was obtained prior to the emergency.

To the extent not inconsistent with these emergency bylaws, the regular bylaws of the corporation shall remain in effect during any emergency, and these emergency bylaws shall not be effective after the emergency ends, except that directors elected or appointed pursuant to these emergency bylaws shall remain as directors to the extent that vacancies have been caused by death or incapacity of regular directors until their successors have been appointed or elected.

Any emergency condition which causes these emergency bylaws to become operative shall be deemed to be terminated whenever the following conditions are met:

(a) The emergency directors determine at a meeting that the emergency condition is over; or

(b) A majority of the directors elected or appointed pursuant to the regular bylaws holds a meeting and determines the emergency condition to be over.

CERTIFICATE OF SECRETARY

~~We, the~~The undersigned~~, do hereby certify~~ hereby certifies that he is the duly elected and acting secretary of Bank of Commerce Holdings, a California corporation, and that the foregoing amended and restated bylaws~~, comprising 18 pages,~~ constitute the bylaws of said corporation as ~~duly adopted at a meeting of the Board of Directors thereof duly held on May 19, 2015.~~adopted by its board of directors on December 19, 2017.

IN WITNESS WHEREOF, I have hereunto subscribed my name ~~and affixed, the seal of said corporation~~ this 19th day of ~~May 2015.~~December 2017.

/~~S/ Randall S. Eslick~~s/ David H. Scott

~~Randall S. Eslick, President & CEO~~

~~/S/ James A. Sundquist~~

~~James A. Sundquist, Executive Vice President and Chief Financial Officer~~

David H. Scott

Secretary